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                                                                      EXHIBIT 11




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated April 11, 1997, and to all references to our Firm included in or made a part of this registration statement of Nuveen California Tax-Free Fund, Inc. (comprising the California Tax-Free Money Market Fund).

                                          ARTHUR ANDERSEN LLP


Chicago, Illinois
June 3, 1997